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                                                                   EXHIBIT 10.34

                          SKYTEL COMMUNICATIONS, INC.
                CHANGE OF CONTROL SEVERANCE BENEFITS AGREEMENT


     This AGREEMENT is made and entered into as of the ___ day of _________, _____ ("Effective Date") by and between __________ (the "Executive") and SkyTel Communications, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement to provide for severance benefits to the Executive upon a Change of Control (as hereinafter defined) of the Company, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     Unless the context otherwise requires, the following terms shall have the meaning ascribed to them below:

        (a)  "Cause" means the occurrence of any of the following:
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                (i)   the commission by the Executive of any act of fraud or
                      embezzlement against the Company of any affiliate;

                (ii)  the conviction of the Executive of a felony;

                (iii) the breach by the Executive of any restrictive covenant or non-competition/non-solicitation provision applicable to Executive; or

                (iv) the willful and continual failure by the Executive to perform any of his duties or responsibilities and the failure of the Executive to cure the same within thirty
                      (30) days after written notice thereof from the Company.

        (b)  "Change of Control" means the occurrence of any of the following
              -----------------
             events:

                (i) any "person" or "group," as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, any trustee or any other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3
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                     under the Exchange Act), of securities of the Company
                     representing thirty percent (30%) or more of the combined voting power of the Company's voting securities then outstanding;

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, cease for any reason to constitute a majority thereof (unless the election, or nomination for election by the Company's stockholders, of such director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

               (iii) the stockholders of the Company approve a merger or
                     consolidation of the Company with another corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of the Company's voting securities then outstanding voting securities; or

                (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (c)  "Confidential Information" means data and information relating to
              ------------------------
             the business of the Company which is or has been disclosed to the Executive during the term of his or her employment with the Company or any of its subsidiaries or of which the Executive became aware as a consequence of or through his or her relationship to the Company or any of its subsidiaries. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

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        (d)  "Good Reason" means the occurrence of any of the following events:
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                (i)  the modification of the Executive's job title, position or responsibilities without the Executive's prior written consent;

                (ii) the change of the location where the Executive is based to a location which is more than thirty-five (35) miles from his present location without the Executive's prior written consent; or

               (iii) the reduction of the Executive's actual or projected annual salary and bonus by more than ten percent (10%) from the sum of the highest rate of the Executive's actual annual salary and bonus in effect within two years immediately preceding the Change of Control.

2.   BENEFITS UPON A CHANGE OF CONTROL

        (a)  Severance Benefits.  If the Executive's employment with the Company
             ------------------
             is terminated (i) by the Company (or by the acquiring or successor business entity following a Change of Control) other than for Cause, death or disability, or (ii) by the Executive for Good Reason, in either event within a period beginning 180 days before, and ending one year after, the date of a Change of Control, the Executive shall receive a severance benefit in an amount equal to two times the sum of:

                (x) the Executive's highest annual cash base salary in effect within two years immediately preceding the Change of Control; plus

                (y) the average of the Executive's annual bonuses paid for the two calendar years immediately preceding the Change of Control.

        (b)  Form of Payment.   The amount of the severance benefit provided in
             ---------------
             Section 2(a) hereof shall be paid to Executive in two installments, the first installment payable as soon as practicable after the occurrence of the event giving rise to the payment of the severance benefit by the Company hereunder, but in no event more than thirty
             (30) days thereafter, and the second installment payable one year following the occurrence of such event provided, however, that the severance benefit payable by the Company pursuant to Section 2(a) hereof will be reduced by any other cash payments made to the Executive pursuant to any other written agreement between the Executive and the Company as a result of the occurrence of a Change of Control.

        (c)  Parachute Payment Offset.  Notwithstanding the provisions of
             ------------------------
             Section 2(a) hereof, if payments and benefits under this Agreement when combined with all other "payments in the nature of compensation" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") payable in the event of a Change of Control would result in a "parachute payment" within the meaning of Code Section 280G of the Code, as determined by the Company, then the aggregate payments and benefits hereunder shall not exceed the largest amount (when combined

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             with all other "payments in the nature of compensation"), as determined by the Company, that can be paid to the Executive by the Company without resulting in a "parachute payment." In the event the aggregate payments and benefits hereunder are required to be reduced, Executive shall be entitled to choose which payments and benefits hereunder will be reduced.

3. MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment by another employee or by retirement benefits except as provided in Sections 2(b) and 2(c) hereof.

4. NON-COMPETITION, NON-SOLICITATION AND NON-DISCLOSURE OF PROPRIETARY INFORMATION.

        (a)  Agreement Not to Compete.  The Executive agrees that for a period
             ------------------------
             of one(1) year after the termination of his employment with the Company (the "Applicable Period"), the Executive will not (except with the prior written consent of the Company) engage in or assist indirectly, whether as an officer, director, partner, owner, employee, consultant, agent or otherwise, or have a controlling interest in any business or enterprise that competes in the United States with the business of providing one-way or two-way messaging businesses in which the Company and its subsidiaries are engaged.

        (b)  Agreement Not to Solicit Customers.  The Executive agrees that
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             during the Applicable Period he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert any individual or entity (i) which was a customer of the Company or any of its subsidiaries affiliates or joint ventures, or
             (ii) with whom the Executive had direct or indirect contact as part of his employment during the Executive's last year of employment with the Company or any of its subsidiaries, affiliates or joint ventures.

        (c)  Agreement Not to Solicit Employees.  The Executive agrees that
             ----------------------------------
             during the Applicable Period he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Company or any of its subsidiaries, affiliates or joint ventures.

        (d)  Agreement Not to Disclose Confidential Information.
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                (i)  Confidentiality.  All Confidential Information and all
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                     physical embodiments thereof received or developed by the
                     Executive while employed by the Company are confidential and will remain the sole and exclusive property of the Company. The Executive will hold such Confidential Information in trust and strictest confidence and will not use, reproduce, distribute, publicly disclose or otherwise disseminate to any third party any Confidential

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                     Information or any physical embodiments thereof for a
                     period of two (2) years following the termination of Executive's employment with the Company.

                (ii)  Return of Company Property.  Upon termination of the
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                      Executive's employment with the Company, the Executive
                      will promptly deliver to the Company all property belonging to the Company including, without limitation, all Confidential Information then in the Executive's custody, control or possession.

        (e) Terms of This Section Not to Supersede Other Restrictive Provisions.
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            The terms and conditions contained in this Section shall not supersede the terms and conditions of any other agreements applicable to the Executive, but are in addition thereto.

5. TERM. This Agreement shall remain in effect until earlier of (a) one year after the occurrence of a Change of Control; or (b) three years from the Effective Date of this Agreement; provided that if a Change of Control occurs between the second and third years following the Effective Date, this Agreement will terminate one year after the Change of Control.

6. NO GUARANTEE OF EMPLOYMENT. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall entitle the Executive to be employed for any certain period of time by the Company or its subsidiaries or affiliates, and the Company or the Executive shall have the right to terminate the employment relationship at any time.

7. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Executive that: (a) this Agreement has been duly authorized, executed and delivered to the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms; (b) the execution and delivery of this Agreement by the Company does not violate any provision of applicable law, rule or regulation, or the certificate of incorporation or bylaws of the Company.

8. WAIVER OF BREACH. It is agreed that failure on the part of one party to this Agreement to seek to enforce this Agreement as to a specific breach will not constitute a waiver by that party of its or his right to enforce the Agreement as to similar or other breaches of the Agreement thereafter.

9. AMENDMENTS; FURTHER ACTIONS. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto. The Company shall take whatever additional actions may be necessary or appropriate to carry out its obligations under this Agreement and to permit the Executive to enforce his other rights and benefits hereunder.

10.  ASSIGNMENT; SURVIVAL OF RIGHTS.

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        (a)  Neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by the Executive, provided, however, that this Agreement and all the benefits to which the Executive is entitled hereunder shall inure to the benefit of and be enforceable by the estate of the Executive and the Executive's personal or legal representatives, executors, administrators, heirs and beneficiaries.

        (b) This Agreement shall be binding upon the Company and its successors and assigns. Upon the occurrence of a Change of Control, the Company shall assign this Agreement to the acquiring or successor business entity effective as of the date of such Change of Control, and such acquiring or successor business entity shall assume and perform all of the obligations, terms and provisions imposed by this Agreement upon the Company. The Company shall take whatever actions are necessary or appropriate to assure that such acquiring or successor entity expressly assumes the obligations of the Company to Executive under this Agreement and shall cause such successor business entity to evidence the assumption of such obligations in an agreement satisfactory to the Executive.

11. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

12. ENTIRE AGREEMENT. This agreement contains the entire understanding of the parties with respect to the subject matter hereof.

13. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United State registered mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive to:

             _______________________
             _______________________

             If to the Company to:

             SkyTel Communications, Inc.
             200 South Lamar Street
             Skytel Centre, South Building
             Jackson, Mississippi  39201
             Attn: Senior Vice President and General Counsel

      or to such other address as the Executive or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in address shall be effective only upon receipt.

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14.   HEADINGS. Heading to sections in this Agreement are for the convenience of parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Mississippi without reference to the principles of conflict of laws. The parties hereto consent to the jurisdiction of the federal and state courts of the State of Mississippi in connection with any claim of controversy arising out of or in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written.


                     SKYTEL COMMUNICATIONS, INC.


                     __________________________________________
                     Name:
                     Title:


                     EXECUTIVE

                     __________________________________________
                     Name:
                     Title:

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